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                                                                  EXHIBIT 10D(5)


                           FIFTH AMENDMENT TO AMENDED
                          AND RESTATED CREDIT AGREEMENT

         THIS FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT is dated as of June 29, 2001 ("this Amendment"), by and among NORSTAN, INC., a Minnesota corporation (the "Borrower"), the banks which are signatories hereto (each individually, a "Bank," and collectively, the "Banks"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, one of the Banks, as agent for the Banks (in such capacity, the "Agent").

                                    RECITALS

         A. The Borrower, the Banks and the Agent are parties to an Amended and Restated Credit Agreement dated as of December 20, 2000, as amended by a First Amendment to Amended and Restated Credit Agreement dated as of March 19, 2001, as amended by a Second Amendment to Amended and Restated Credit Agreement dated as of March 30, 2001, as amended by a Third Amendment to Amended and Restated Credit Agreement dated as of April 4, 2001 and as amended by a Fourth Amendment to Amended and Restated Credit Agreement dated as of May 15, 2001 (as amended, the "Credit Agreement").

         B. The Borrower has requested that the Banks agree to amend certain provisions of the Credit Agreement as set forth in this Amendment.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Definitions. Capitalized terms used herein and not otherwise defined herein, but which are defined in the Credit Agreement, shall have the meanings ascribed to such terms in the Credit Agreement unless the context otherwise requires.

         Section 2. Amendments to Credit Agreement. Subject to Section 5 hereof, the Credit Agreement is hereby amended as follows:

                  (a) Amended Definitions. Section 1.1 of the Credit Agreement is amended by deleting the definitions of "Applicable Margin", "Borrowing Base Supplement", "Excess Cash Flow", "Existing Letter of Credit", "Holding Account", "Loan", "Note", "Obligations", "Revolving Commitment Amount", "Revolving Outstandings", "Term C Loan", "Term C Loan Commitment Amount", "Term Loan C Percentage", "Term C Note", "Total Percentage" and "Warrant Documents" as they appear therein and by inserting in such Section 1.1 the following definitions in the appropriate alphabetical order:




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                           "Additional Letter of Credit": Any irrevocable letter
                  of credit (other than the Existing Letter of Credit) issued by the Agent pursuant to this Agreement for the account of the Borrower.

                           "Average Monthly Revolver Availability": with respect
                  to any calendar month, (a) the sum of the amount, if any, by which the lesser of the Aggregate Revolving Commitment Amounts or the Borrowing Base, exceeds the Aggregate Revolving Outstandings, in each case calculated as of the close of business on each Friday contained in such month, divided by
                  (b) the number of Fridays contained in such month.

                           "Applicable Margin":  With respect to:

                           (a)      the Revolving Loans - 2.50%;

                           (b)      the Term A Loans - 2.50%; and

                           (c) the Term B Loans - 4.00%; provided that, from and after the date on which the Term A Loans have been paid in full, the Applicable Margin for the Term B Loans shall be permanently reduced to 2.50%.

                           "Bonus Payments": For any period of determination,
                  Employee bonuses under the Borrower's annual incentive plan paid to management employees by the Borrower or any Subsidiary.

                           "Borrowing Base Supplement": $7,500,000, provided
                  that (a) such amount shall be permanently reduced to an amount not less than $5,000,000 by the aggregate amount of prepayments applied to the Revolving Loans in accordance with Sections 2.6(d), 5.16(b) and 5.18(b) and (b) if such amount has not been earlier reduced to $5,000,000 pursuant to the forgoing clause (a), such amount shall be permanently reduced to $5,000,000 on and after October 15, 2001.

                           "Excess Cash Flow": As of the end of any fiscal year
                  of the Borrower, determined for such fiscal year on a consolidated basis for the Borrower and its Subsidiaries in accordance with GAAP, the remainder of

                                    (a) the sum, without duplication, of (i)
                           EBITDA for such period, and (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to sales of assets outside the ordinary course of business (but net of taxes, expenses and reserves for indemnification, and exclusive of any gains realized in connection with any transaction contemplated by
                           Section 2.6(c) so long as the Net Proceeds of such transaction are applied in the manner set forth in
                           Section 2.6(d)), if any, during such period to the extent that any such extraordinary cash income, such insurance proceeds or such cash gain is not included in EBITDA for such period, minus



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                                    (b) the sum, without duplication, of (i)
                           income taxes paid in cash or accrued by the Borrower or any Subsidiary during such period, (ii) the aggregate amount of Capital Expenditures, if any (but only to the extent such Capital Expenditures were permissible under Section 6.8 during such period) minus Indebtedness incurred to finance such Capital Expenditures and secured solely by Liens on the property acquired, and (iii) Interest Expense and
                           (iv) any payments made upon the Term A Loans or the Term B Loans (other than prepayments applied to the Term A Loans or the Term B Loans pursuant to Section 2.6(d)).

                           "Existing Letter of Credit": Letter of Credit No.
                  76528 in the original face amount of $3,500,000 issued by U.S. Bank for the account of the Borrower in favor of Bank of Montreal.

                           "Holding Account": A deposit account belonging to the
                  Agent for the benefit of the Banks into which the Borrower may be required to make deposits pursuant to the provisions of this Agreement, such account to be under the sole dominion and control of the Agent and not subject to withdrawal by the Borrower, with any amounts therein to be held for application toward any drawings made under any Letter of Credit. The Holding Account shall be a money market savings account or substantial equivalent (or other appropriate investment medium as the Borrower may from time to time request and to which the Agent in its sole discretion shall have consented) and shall bear interest in accordance with the terms of similar accounts held by the Agent for its customers.

                           "Letter of Credit": The Existing Letter of Credit and
                  any Additional Letter of Credit.

                           "Loan": A Revolving Loan, a Term A Loan or a Term B
                  Loan.

                           "Note": A Term A Note, a Term B Note or a Revolving
                  Note.

                           "Obligations": The Borrower's obligations in respect
                  of the due and punctual payment of principal and interest (including, without limitation and to the extent permitted by law, interest accruing after the commencement of a case by or against the Borrower under the United States Bankruptcy Code) on the Notes and Unpaid Drawings when and as due, whether by acceleration or otherwise and all fees (including Unused Revolving Commitment Fees and Letter of Credit Fees), expenses, indemnities, reimbursement and other obligations of the Borrower under this Agreement, any other Borrower Loan Document, and any letter of credit application and reimbursement agreement executed and delivered by the Borrower to U.S. Bank in connection with the issuance of any Letter of Credit, in all cases whether now existing or hereafter arising or incurred.

                           "Ratably": With respect to any unpaid installment
                  upon the Term A Loan or the Term B Loan, as applicable, the amount equal to (a) the aggregate amount of any prepayment to be applied pursuant to this Agreement to the Term A Loan



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                  or the Term B Loan, as applicable, multiplied by (b) a
                  fraction, the numerator of which is the unpaid principal balance of such installment payment and the denominator of which is the aggregate unpaid principal balance of Term A Loan or the Term B Loan, as applicable.

                           "Revolving Commitment Amount": With respect to a
                  Bank, initially the amount set opposite such Bank's name on
                  Schedule 1.1B hereto (as such Schedule may from time to time be amended) as its Revolving Commitment Amount, but as the same may be from time to time increased or reduced as provided
                  Section 2.8.

                           "Revolving Outstandings": As of any date of
                  determination with respect to any Bank, the sum of (a) the aggregate unpaid principal balance of Advances outstanding under such Bank's Revolving Note on such date, (b) an amount equal to the aggregate stated amount of each Letter of Credit multiplied by such Bank's Revolving Commitment Percentage, and
                  (c) an amount equal to the aggregate amount of Unpaid Drawings on such date (after applying any funds held in the Holding Account to the payment thereof) multiplied by such Bank's Revolving Commitment Percentage.

                           "Stock": All shares, interests, participation or
                  other equivalents, however designated, of or in a corporation or a limited liability company, whether or not voting, including but not limited to common stock, member interests, warrants, preferred stock, convertible debentures, and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

                            "Subsequent Warrants": Warrants for the purchase of
                  100,000 shares of the Borrower's common stock issued upon the effectiveness of the Fifth Amendment hereto ratably to the Banks in accordance with their Revolving Commitment Percentages.

                           "Subsequent Warrant Issuance Agreement": Second Round
                  Warrant Issuance Agreement dated as of the date of the Fifth Amendment hereto between the Borrower and the Banks, as the same may be amended, restated or otherwise modified from time to time.

                           "Total Percentage": With respect to any Bank, the
                  percentage equivalent of a fraction, the numerator of which is the sum of the Revolving Commitment Amount of such Bank (or, if the Revolving Commitments have been terminated, the Revolving Outstandings of such Bank), the outstanding Term A Loans and Term B Loans of such Bank and the denominator of which is the sum of the Aggregate Revolving Commitment Amounts (or, if the Revolving Commitments have terminated, the Aggregate Revolving Outstandings) and the outstanding Term A Loans and Term B Loans of all the Banks.



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                           "Warrant Documents": The Warrant Registration
                  Agreement, the Warrant Issuance Agreement, the Warrants, the Subsequent Warrant Issuance Agreement and the Subsequent Warrants.

                  (b) Term Loans. Sections 2.1(b), (c) and (d) of the Credit Agreement are deleted in their respective entireties and the following is substituted in lieu thereof:

                           (c) Term A Loans. Upon the Fifth Amendment Effective
                  Date, each Bank shall continue its ratable portion of $20,000,000 of the Banks' existing term loans to the Borrower as a term loan in an amount by such Bank equal to its Term A Loan Commitment Amount (each being a "Term A Loan" and, collectively, the "Term A Loans").

                           (d) Term B Loans. Upon the Fifth Amendment Effective
                  Date, each Bank shall continue its ratable portion of $15,430,004.50 of the Banks' existing term loans to the Borrower as a term loan in an amount by such Bank equal to its Term B Loan Commitment Amount (each being a "Term B Loan" and, collectively, the "Term B Loans").

                  (c) Notes. Section 2.3 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Section 2.3 Notes. The Revolving Loans of each Bank
                  shall be evidenced by a single Revolving Note payable to the order of such Bank in a principal amount equal to such Bank's Revolving Commitment Amount originally in effect. The Term A Loan of each Bank shall be evidenced by a Term A Note payable to the order of such Bank in the principal amount equal to such Bank's Term A Loan Commitment Amount. The Term B Loan of each Bank shall be evidenced by a Term B Note payable to the order of such Bank in the principal amount equal to such Bank's Term B Loan Commitment Amount. Each Bank shall enter in its ledgers and records the amount of its Term A Loan, its Term B Loan, and each Revolving Loan, the various Advances made and the payments made thereon, and each Bank is authorized by the Borrower to enter on a schedule attached to its Term A Note, Term B Note, or Revolving Note, as appropriate, a record of such Term A Loan, Term B Loan, Revolving Loans, Advances and payments; provided, however that the failure by any Bank to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower hereunder and on the Notes, and, in all events (a) the principal amounts owing by the Borrower in respect of the Revolving Notes shall be the aggregate amount of all Revolving Loans made by the Banks less all payments of principal thereof made by the Borrower, (b) the principal amount owing by the Borrower in respect of the Term A Notes shall be the aggregate amount of all Term A Loans made by the Banks less all payments of principal thereof made by the Borrower, and (c) the principal amount owing by the Borrower in respect of the Term B Notes shall be the aggregate amount of all Term B Loans made by the Banks less all payments of principal thereof made by the Borrower.



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                  (d) Repayments. Section 2.5 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Section 2.5 Repayment; Payment to Holding Account.

                                    (a) Revolving Loans. The Revolving Loans,
                           together with all accrued and unpaid interest thereon, shall be due and payable on the Termination Date.

                                    (b) Term A Loan. The principal of the Term A
                           Loan shall be due and payable as follows:

                                             (i) an installment of $2,000,000
                                    due and payable on August 31, 2001;

                                             (ii) two equal installments of
                                    $1,000,000 due and payable on each of
                                    September 28, 2001 and October 31, 2001;

                                            (iii) five equal installments of
                                    $2,000,000 due and payable on each of
                                    November 30, 2001, December 31, 2001,
                                    January 31, 2002, February 28, 2002 and
                                    March 29, 2002;

                                             (iv) an installment of $3,000,000
                                    due and payable on April 30, 2002;

                                             (v) an installment of $1,000,000
                                    due and payable on May 31, 2002; and

                                             (vi) an installment of $2,000,000
                                    due and payable on June 28, 2002;

                           provided, however, that (y) any installment of principal due on any date specified in the table above shall be reduced by any prepayments of principal applied to such installment pursuant to this Agreement and (z) if the aggregate principal amount outstanding under the Term A Loans as of the date any principal payment is due is less than the amount specified for such date in the table above, then the principal amount payable on such date shall be such amount outstanding.

                                    (c) Term B Loan. The principal of the Term B
                           Loan shall be due and payable as follows:

                                            (i) an installment of $2,000,000 due
                                    and payable on the earlier of (A) July 31, 2002 and (B) the last Business Day of the first month following the month in which the Term A Loans have been paid in full;


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                                            (ii) an installment of $1,000,000
                                    due and payable on the earlier of (A) August
                                    31, 2002 and (B) the last Business Day of the second month following the month in which the Term A Loans have been paid in full;

                                            (iii) an installment of $1,500,000
                                    due and payable on the earlier of (A)
                                    September 30, 2002 and (B) the last Business
                                    Day of the third month following the month in which the Term A Loans have been paid in full;

                                            (iv) an installment of $2,000,000
                                    due and payable on the earlier of (A)
                                    October 31, 2002 and (B) the last Business
                                    Day of the fourth month following the month in which the Term A Loans have been paid in full;

                                            (v) an installment of $2,000,000 due
                                    and payable on the earlier of (A) November
                                    29, 2002 and (B) the last Business Day of the fifth month following the month in which the Term A Loans have been paid in full; and

                                            (vi) an installment of $6,569,995.50
                                    due and payable on the earlier of (A)
                                    December 31, 2002 and (B) the last Business
                                    Day of the sixth month following the month in which the Term A Loans have been paid in full;

                           provided, however, that (x) any installment of principal due on any date specified in the table above shall be reduced by any prepayments applied to such installment pursuant to this Agreement, (y) if the aggregate principal amount outstanding under the Term B Loans as of the date any principal payment is due is less than the amount specified for such date in the table above, then the principal amount payable on such date shall be such amount outstanding and (z) if the Term A Loan is paid in full on or prior to May 30, 2002, the Banks will consider in good faith any proposal by the Borrower based upon its projections of cash available for debt service to modify the installment payments which would come due prior to July 31, 2002 pursuant to the table above (provided that no Bank shall be obligated to consider any such proposal for more than 10 days beyond the Borrower's initial written proposal and no Bank shall be obligated to agree to modify such installment payments, which modification shall be subject to the prior written approval of each Bank in its sole discretion).

                                    (d) Payment to Holding Account. The Borrower
                           shall pay to the Holding Account on the Termination Date an amount equal to the aggregate face amount of the Letters of Credit.

                  (e) Prepayments. Section 2.6 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:



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                           Section 2.6 Mandatory and Optional Prepayments.

                                    (a) Optional Prepayments. The Borrower may
                           prepay Loans, in whole or in part, at any time, without premium or penalty. Amounts paid (unless following an acceleration or upon termination of the Revolving Commitments in whole) or prepaid on Revolving Loans under this Section 2.6 may be reborrowed upon the terms and subject to the conditions and limitations of this Agreement. Amounts paid or prepaid on the Term A Loans or the Term B Loans may not be reborrowed. Amounts paid or prepaid on the Loans under this Section 2.6 shall be for the account of each Bank in proportion to its share of Loans being prepaid.

                                    (b) Mandatory Prepayment of Revolving Loans.

                                            (i) If at any time the Aggregate
                                    Revolving Outstandings exceed the Aggregate
                                    Revolving Commitment Amounts (including but not limited to any excess caused by a reduction in the Revolving Commitment Amounts pursuant to Section 2.8 hereof), the Borrower shall repay the Revolving Notes in an aggregate amount equal to such excess, which prepayment shall be apportioned among the Banks' Revolving Notes in accordance with their respective Revolving Outstandings Percentages.

                                             (ii) Prepayments on Revolving Loans
                                    shall be made in accordance with the
                                    provisions of Section 2.17(b).

                                    (c) Mandatory Prepayments Due to Certain
                           Transactions. Immediately upon the receipt thereof by the Borrower or any Subsidiary, the Borrower shall prepay the Loans in an aggregate amount of 100% of the Net Proceeds received in cash by the Borrower or any Subsidiary as a result of any of the following events: (i) sales or other transfers of NFS Lease Accounts and Norstan Canada Lease Accounts (other than NFS Lease Accounts and Norstan Canada Lease Accounts that, from and after the date of the Fifth Amendment hereto, have been, substantially contemporaneously upon the creation of such Account, financed in the ordinary course of business by a financer other than the Borrower or any Subsidiary), and the related leases and equipment that are authorized by Sections 6.2(d) and (e); (ii) sales of any assets of the Borrower or any Subsidiary, other than sales of inventory in the ordinary course of business or sales of obsolete or worn-out equipment (but this subsection 2.6(c) does not authorize any such sales, which are subject to Section 6.2 hereof) and other than sales of assets of the type specified in the forgoing clause (i); or (iii) any public or private sale or offering by the Borrower of its capital stock or debt securities (but this subsection 2.6(c) does not authorize any such issuances, which are subject to Sections 6.11 and 6.24 hereof).



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                                    (d) Application of Prepayments Under Section
                           2.6(c). Any prepayments made pursuant to Section 2.6(c) shall be applied in the following order by the Agent to the Loans ratably to each Bank according to its Revolving Commitment Percentage, Term A Loan Percentage or Term B Loan Percentage, as applicable:

                                            (i) with respect to Net Proceeds of
                                    transactions of the type specified in the clauses (i) and (iii) of Section 2.6(c), (a) an amount equal to the lesser of 25% of such Net Proceeds and the unpaid balance of the Revolving Loans, shall be applied to the Revolving Loans (other than the reimbursement obligations with respect to the Letters of Credit), and (b) an amount equal to the greater of 75% of such Net Proceeds or the amount remaining of such Net Proceeds following payment in full of the Revolving Loans, shall be applied (w) first, Ratably to the unpaid installments upon Term A Loan, (x) second, Ratably to the unpaid installments upon the Term B Loan (y) third, to the unpaid principal balance of the Revolving Loans (other than reimbursement obligations with respect to letters of credit), and (z) fourth, to the Holding Account in the amount of the aggregate face amount of the Letters of Credit.

                                            (ii) with respect to Net Proceeds of
                                    transactions of the type specified in clause
                                    (ii) of Section 2.6(c), (a) an amount equal to the lesser of 75% of such Net Proceeds and the unpaid balance of the Term A Loans, shall be applied Ratably to the unpaid installments upon the Term A Loans, (b) an amount equal to the greater of 25% of such Net Proceeds and the amount remaining of such Net Proceeds following payment in full of the Term A Loans, shall be applied (x) first, Ratably to the unpaid installments upon the Term B Loan, (y) second, to the unpaid principal balance of the Revolving Loans (other than the reimbursement obligations with respect to the Letters of Credit), and (z) third, to the Holding Account in the amount of the aggregate face amount of the Letters of Credit.

                                    (e) Average Monthly Revolving Availability.
                           If, for any calendar month (commencing with the calendar month ending on July 31, 2001), the Average Monthly Revolving Availability exceeds $10,000,000, then, on or before the 10th calendar day of the next following month, the Borrower shall prepay the Term A Loan and Term B Loan in the amount of such excess. Any such prepayments shall be applied (a) first, Ratably to the unpaid installments upon the Term A Loans and (b) second, Ratably to the unpaid installments upon the Term B Loans.

                                    (f) Borrowing Base Deficiency. If at any
                           time a Borrowing Base Deficiency exists, the Borrower shall immediately pay on the



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                           principal of the Revolving Loans an amount equal to
                           such Borrowing Base Deficiency. Amounts paid on the Revolving Loans under this Section 2.6(f) shall be for the account of each Bank in proportion to its share of outstanding Revolving Loans. If, after paying all outstanding Revolving Loans, a Borrowing Base Deficiency still exists, the Borrower shall pay into the Holding Account an amount equal to the amount of the remaining Borrowing Base Deficiency.

                                    (g) Excess Cash Flow. On or before 30 days
                           after the end of each fiscal year of the Borrower (commencing with the fiscal year ending April 30, 2002), the Borrower shall prepay the Term B Loans in an amount equal to 50% of the Excess Cash Flow for such fiscal year. Amounts paid on the Term B Loans under this Section 2.6(g) shall applied to the unpaid installments upon the Term B Loans in inverse order of their maturities.

                  (f) Additional Letters of Credit. Section 2.7(a) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                                    (a) The Letters of Credit. The Existing
                           Letter of Credit shall be deemed to be issued and outstanding under this Agreement on the Closing Date. Subject to Section 2.7(f) and the other terms and conditions of this Agreement, the Agent agrees to issue Additional Letters of Credit for the account of the Borrower from time to time prior to the Termination Date in such amounts as the Borrower shall request; provided, however, that:

                                            (i) No Additional Letter of Credit
                                    will be issued in any amount which, after giving effect to such issuance, would cause either (A) the Aggregate Revolving Outstandings to exceed the Aggregate Revolving Commitment Amounts or (ii) the sum of the Unpaid Drawings under the Letters of Credit plus the aggregate amount available to be drawn under the Letters of Credit (including such Additional Letter of Credit) to exceed $8,000,000;

                                             (ii) No Additional Letter of Credit
                                    shall have a stated available amount of less than $50,000; and

                                            (iii) Without the prior written
                                    consent of all of the Banks, no Additional
                                    Letter of Credit shall expire later than the earlier of (i) 365 days after the date of issuance thereof and (ii) the Business Day preceding the Revolving Commitment Ending Date.

                  (g) Further Letter of Credit Amendments. Sections 2.7(b) and
         (e) of the Credit Agreement are each hereby amended by deleting each appearance of the term "the Existing Letter of Credit" contained therein and by substituting in lieu thereof the term "any Letter of Credit". Section 2.7(c) of the Credit Agreement is amended by deleting



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         each appearance of the terms "the Existing Letter of Credit" and "the
         Existing Letters of Credit" contained therein and by substituting in lieu thereof the term "each Letter of Credit". Section 2.7(d) of the Credit Agreement is amended by deleting each appearance of the term "the Existing Letter of Credit" contained therein and by substituting in lieu thereof the term "any Letter of Credit." Section 2.7 of the Credit Agreement is further amended by adding the following new subsection (f) thereto:

                           (f) Procedures for Additional Letters of Credit. Each
                  request for an Additional Letter of Credit shall be made by the Borrower in writing, by facsimile transmission or electronic conveyance received by the Agent by 2:00 P.M., Minneapolis time, on a Business Day which is not less than one Business Day preceding the requested date of issuance (which shall also be a Business Day). Each request for an Additional Letter of Credit shall be deemed a representation by the Borrower that on the date of issuance of such Additional Letter of Credit and after giving effect thereto the applicable conditions specified in Article III have been and will be satisfied. The Agent may require that such request be made on such letter of credit application and reimbursement agreement form as the Agent may from time to time specify, along with satisfactory evidence of the authority and incumbency of the officers of the Borrower making such request. The Agent shall promptly notify the other Banks of the receipt of the request and the matters specified therein. On the date of each issuance of an Additional Letter of Credit the Agent shall send notice to the other Banks of such issuance, accompanied by a copy of the Additional Letter or Letters of Credit so issued. Additional Letters of Credit shall be issued in support of obligations of the Borrower and the Subsidiaries under performance and surety bond incurred in the ordinary course of business.

         Section 2.8 of the Credit Agreement is amended (1) by deleting the clause "the Existing Letters of Credit is no longer" as it appears therein and by substituting in lieu thereof the clause "no Letter of Credit is" and (2) by deleting the clause "the Existing Letter of Credit" as it appears in the last sentence thereof and by substituting in lieu thereof the clause "the Letters of Credit". Section 2.16 of the Credit Agreement is amended by deleting the clause "the Existing Letter of Credit" as it appears therein and by substituting in lieu thereof the clause "the Letters of Credit". Section 7.2 of the Credit Agreement is amended by deleting each reference to the phrase "the Existing Letters of Credit" appearing therein and by substituting in lieu thereof the phrase "each Letter of Credit". Section 9.1(g) is amended by deleting the clause "the Existing Letter of Credit" as it appears therein and by substituting in lieu thereof the clause "the Letters of Credit".

                  (h) Letter of Credit Fees. Section 2.10 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Section 2.10 Letter of Credit Fees. For each Letter
                  of Credit issued, the Borrower shall pay to the Agent for the ratable account of the Banks, in advance payable on the date of issuance, a fee (a "Letter of Credit Fee") in an amount equal to 2.5% of the original face amount of the Letter of Credit. Each Bank may set off any refund of the Letter of Credit Fees contemplated by the forgoing sentence against any amounts due and payable to such Bank on the date such refund is payable. The Borrower shall pay to U.S. Bank for its own account, on demand, all fees customarily charged by U.S. Bank with respect to the issuance, renewal, amendment, administration or payment of each Letter of Credit.

                  (i) Revolving Commitment Ending Date. Section 2.14 is amended by deleting the clause "June 29, 2001" as it appears therein and by substituting in lieu thereof the clause "June 28, 2002".

                  (j) Use of Proceeds. Section 2.15 of the Credit Agreement is amended by deleting the first sentence thereof and by substituting in lieu thereof the following:

                  The Term A Loan and the Term B Loan shall each continue a portion (equal to the principal amount of such Loan) of the Borrower's existing term loan obligations to the Bank outstanding immediately prior to the consummation of the Fifth Amendment hereto.

                  (k) Conditions Precedent to all Loans. Section 3.2 of the Credit Agreement is amended (1) by deleting the clause ", Term B Loans and Term C Loans" as it appears therein and by substituting in lieu thereof the clause "and Term B Loans", (2) by deleting each reference to the phrase "the renewal of the Existing Letter of Credit" and by substituting in lieu thereof the phrase "the issuance of any Additional Letter of Credit" and (3) by deleting the phrase "the Existing Letter of Credit is renewed" and by substituting in lieu thereof the phrase "any Letter of Credit is issued".

                  (l) Preamble to Articles 5 and 6. The Preamble to each of Articles 5 and 6 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Until any obligation of the Banks hereunder to make
                  the Loans, and any obligation of U.S. Bank to issue the Letters of Credit shall have expired or been terminated and the Notes and all of the other Obligations have been paid in full, and no amount is available to be drawn under the under the Letters of Credit, unless the Majority Banks shall otherwise consent in writing:

                  (m) Connaissance Note Collateral. Section 5.16(b) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (b) Notwithstanding whether an Event of Default has
                  occurred, any and all cash paid, payable or otherwise distributed in respect of principal of, or in exchange for, any Connaissance Note Collateral, shall be applied, and shall be forthwith delivered to the Agent to apply, to the Obligations as follows:

                                    (i) any such Net Proceeds constituting
                           payment upon any regularly scheduled installment of principal upon the Connaissance Note Collateral shall be applied (a) first, to the unpaid installments upon the Term A Loans in order of their maturities, (b) second, the unpaid installments upon the Term B Loans in order of their maturities, (c) third, to the unpaid principal balance of the Revolving Loans (other than reimbursement obligations with respect to Letters of Credit) and (d) fourth, to the Holding Account in the amount of the aggregate face amount of the Letters of Credit; and,

                                    (ii) any such Net Proceeds other than as
                           provided in the forgoing clause (i) (including any prepayments upon any Connaissance Note Collateral and any payments upon any Connaissance Note Collateral following any acceleration of the maturity dates of such Connassiance Note Collateral) shall be applied in the manner set forth in subclause (ii) of Section 2.6(d).

                  Any Net Proceeds of Connaissance Note Collateral shall, if received by the Borrower or any Subsidiary, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Borrower or such Subsidiary, and be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement or assignment). Notwithstanding anything to the contrary in this Agreement, upon the occurrence of an Event of Default and at any time during the continuance thereof, the Agent may take any action with respect to the Connaissance Note Collateral in accordance with Section 20 of NCI's Security Agreement or otherwise.

                  (n) Ericsson Intercreditor Agreements. Section 5.17 of the Credit Agreement is amended by deleting the clause "May 30, 2001" as it appears therein and by substituting in lieu thereof the clause "July 15, 2001".

                  (o) Consulting Sale Collateral. Section 5.18(b) of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           (b) Notwithstanding whether an Event of Default has
                  occurred, any and all cash paid, payable or otherwise distributed in respect of principal of, or in exchange for, any Consulting Sale Collateral, shall be applied, and shall be forthwith delivered to the Agent to apply, to the Obligations as follows:

                                    (i) any such Net Proceeds constituting
                           payment upon any regularly scheduled installment of principal upon the Consulting Sale Collateral shall be applied (a) first, to the unpaid installments upon the Term A Loans in order of their maturities, (b) second, the unpaid installments upon the Term B Loans in order of their maturities, (c) third, to the unpaid principal balance of the Revolving Loans (other than reimbursement obligations with respect to Letters of Credit) and (d) fourth, to the Holding Account in the amount of the aggregate face amount of the Letters of Credit; and,

                                    (ii) any such Net Proceeds other than as
                           provided in the forgoing clause (i) (including any prepayments upon any Consulting Sale Collateral and any payments upon any Consulting Sale Collateral following any acceleration of the maturity dates of such Consulting Sale Collateral) shall be applied in the manner set forth in subclause (ii) of Section 2.6(d).

                  Any Net Proceeds of Consulting Sale Collateral shall, if received by the Borrower or any Subsidiary, be received in trust for the benefit of the Agent, be segregated from the other property or funds of the Borrower or such Subsidiary, and be forthwith delivered to the Agent in the same form as so received (with any necessary endorsement or assignment). Notwithstanding anything to the contrary in this Agreement, upon the occurrence of an Event of Default and at any time during the continuance thereof, the Agent may take any action with respect to the Consulting Sale Collateral in accordance with Section 20 of NCI's Security Agreement or otherwise.

                  (p) Sale of Assets. Sections 6.2(d) and (e) are amended be deleting the clause "applied pursuant to Section 2.6(c)" as such clause appears in each such Section and by substituting in lieu thereof the clause "paid to the Agent pursuant to Section 2.6(c) for application pursuant to Section 2.6(d)".

                  (q) Capital Expenditures. Section 6.8 of the Credit Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                           Section 6.8 The Borrower will not, and will not
                  permit any Subsidiary to, make Capital Expenditures in an amount exceeding, on a consolidated basis in the following amounts for the following period: (a) during the fiscal year ending April 30, 2002, $3,000,000, and (b) during the period from May 1, 2002 through December 31, 2002, $2,000,000.

                  (r) Amendments to Financial Covenants. Sections 6.16, 6.17,
         6.18 and 6.19 of the Credit Agreement are deleted in their respective entireties and the following is substituted in lieu thereof:

                           Section 6.16 MINIMUM EBITDA. The Borrower will not
                  permit EBITDA to be less than (a) $2,301,000 for the fiscal quarter ending on or about July 31, 2001, (b) $5,585,000 for the two fiscal quarters ending on or about October 31, 2001 and (c) $9,264,000 for the three fiscal quarters ending on or about January 31, 2002. Further, the Borrower will not permit EBITDA, as of the last day of the Borrower's fiscal quarters ending on or about the following dates for the four fiscal quarters ended on such date, to be less than the following indicated amounts:

                  Fiscal Quarter Ending On or About        Minimum EBITDA
                  ---------------------------------        --------------
                          April 30, 2002                     $13,858,000
                          July 31, 2002                      $16,130,000
                          October 31, 2002                   $17,754,000

                           Section 6.17     [RESERVED].

                           Section 6.18 ADJUSTED LEVERAGE RATIO. The Borrower
                  will not permit the Adjusted Leverage Ratio, as of the last day of the Borrower's fiscal quarters ending on or about the following dates for such fiscal quarter, to be greater than the following indicated amounts:

                  Fiscal Quarter Ending On or About     Maximum Adjusted Leverage Ratio
                  ---------------------------------     -------------------------------
                          July 31, 2001                            69.7 to 1.0
                          October 31, 2001                         69.9 to 1.0
                          January 31, 2002                         44.3 to 1.0
                          April 30, 2002                           24.8 to 1.0
                          July 31, 2002                            15.7 to 1.0
                          October 31, 2002                         10.5 to 1.0

                           Section 6.19 INTEREST COVERAGE RATIO. The Borrower
                  will not permit the Interest Coverage Ratio to be less than
                  (a) 1.6 to 1.0 for the fiscal quarter ending on or about July 31, 2001, (b) 1.9 to 1.0 for the two fiscal quarters ending on or about October 31, 2001 and (c) 2.2 to 1.0 for the three fiscal quarters ending on or about January 31, 2002. Further, the Borrower will not permit the Interest Coverage Ratio, as of the last day of the Borrower's fiscal quarters ending on or about the following dates for the four fiscal quarters ending on such date, to be less than the following indicated amounts:

                  Fiscal Quarter Ending On or About     Minimum Interest Coverage Ratio
                  ---------------------------------     -------------------------------
                           April 30, 2002                         2.6 to 1.0
                           July 31, 2002                          3.4 to 1.0
                           October 31, 2002                       4.3 to 1.0

                  (s) New Negative Covenant. Article 6 of the Credit Agreement is amended by adding the following new Sections 6.23 and 6.24 at the end thereof:

                           6.23 Employee Bonuses. The Borrower will not, and
                  will not permit any Subsidiary to, make any payments under the Bonus Plan which are accrued and required to the paid during the fiscal year ending April 30, 2002 in an amount exceeding $2,000,000.

                           6.24 Issuance and Ownership of Stock. Except for
                  issuing Stock of the Borrower or any Subsidiary, or options to purchase the same, issued in the ordinary course of business to the Borrower's or such Subsidiary's officers or employees pursuant to the Borrower's of such Subsidiary's officer or employee stock purchase or option agreements, the Borrower will not, nor will permit any Subsidiary to, take any action, or permit any Subsidiary to take any action, which would (a) result in a decrease in the Borrower's or any Subsidiary's ownership interest in any Subsidiary including, without limitation, decrease in the percentage of the shares of any class of stock owned or (b) result in the issuance by the

                  Borrower of Stock other than (i) those issued and outstanding on the date of the Fifth Amendment hereto and (ii) the Warrants and the Subsequent Warrants and common stock of the Borrower necessary to satisfy the exercise of the Warrants or the Subsequent Warrants. The Borrower acknowledges that no Bank has any obligation to exercise the Warrants or the Subsequent Warrants and that any such exercise shall be in the sole discretion of such Bank.

                  (t) Payments and Collections. Section 8.10 of the Credit Agreement is amended by deleting the third sentence thereof in its entirety. Section 8.10 of the Credit Agreement is further amended by deleting the clause "the Existing Letter of Credit" and substituting in lieu thereof the clause "the Letters of Credit".

                  (u) New Borrowing Base Certificate. Exhibit A to the Credit Agreement is hereby amended and restated as set forth in Exhibit A to this Amendment, which Exhibit A is hereby made a part of the Credit Agreement as Exhibit A thereto.

                  (v) New Term A Note. Exhibit C to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit B to this Amendment, which Exhibit B is made a part of the Credit Agreement as Exhibit C thereto.

                  (w) New Term B Note. Exhibit D to the Credit Agreement is hereby amended and restated to read as set forth on Exhibit C to this Amendment, which Exhibit C is made a part of the Credit Agreement as Exhibit D thereto.

                  (x) Deletion of Term C Note. Exhibit E to the Credit Agreement is hereby deleted in its entirety.

                  (y) New Schedule of Commitments. Schedule 1.1B of the Credit Agreement is hereby amended and restated to read as set forth on Exhibit D hereto, which Exhibit D is hereby made a part of the Credit Agreement as Schedule 1.1B thereof.

                  (z) New Schedule of Subsidiaries. Schedule 4.19 of the Credit Agreement is hereby amended and restated to read as set forth on Exhibit E hereto, which Exhibit E is hereby made a part of the Credit Agreement as Schedule 4.19 thereof.

         Section 3. [Reserved]

         Section 4. Representations and Warranties of the Borrower. To induce the Banks and the Agent to execute and deliver this Amendment (which representations and warranties shall survive the execution and delivery of this Amendment), the Borrower represents and warrants to the Agent and the Banks that:

                  (a) this Amendment and each Amendment Document (defined below) to which the Borrower is a party has been duly authorized, executed and delivered by it and each Amendment Document to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (b) each Amendment Document to which the Borrower is a party constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to limitations as to enforceability which might result from bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditors' rights generally;

                  (c) the execution, delivery and performance by the Borrower of the Amendment Documents to which it is a party (i) have been duly authorized by all requisite corporate action and, if required, shareholder action, (ii) do not require the consent or approval of any governmental or regulatory body or agency, and (iii) will not (A) violate (1) any provision of law, statute, rule or regulation or its certificate of incorporation or bylaws, (2) any order of any court or any rule, regulation or order of any other agency or government binding upon it, or (3) any provision of any material indenture, agreement or other instrument to which it is a party or by which any of its properties or assets are or may be bound, or (B) result in a breach of or constitute (alone or with due notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (iii)(A)(3) of this Section 4(c);

                  (d) as of the date hereof, no Default or Event of Default has occurred which either (a) is continuing or (b) has not been waived by the Agent and the Banks; and

                  (e) all the representations and warranties contained in
         Article IV of the Credit Agreement are true and correct in all material respects with the same force and effect as if made by the Borrower on and as of the date hereof.

         Section 5. Conditions to Effectiveness of this Amendment. This Amendment shall become effective as of June 29, 2001 when each and every one of the following conditions shall have been satisfied:

                  (a) The Agent shall have received executed counterparts of this Amendment, duly executed by the Borrower and each of the Banks.

                  (b) The Agent shall have received an executed new Term A Note and a Term B Note for each Bank, properly completed for such Bank based upon its Term A Loan Commitment or Term B Loan Commitment, as applicable, and duly executed by the Borrower.

                  (c) The Agent shall have received from the Guarantors a Consent and Agreement of Guarantors in the form of Exhibit F hereto (the "Guarantor Agreements") duly completed and executed by each Guarantor.

                  (d) The Agent shall have received a copy of the resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance by the Borrower of this Amendment, the new Term Note A and Term Note B and the other documents to be executed by the Borrower in connection herewith, together with a certificate of an officer of the Borrower certifying as to the incumbency and the true signatures of the officers authorized to execute such documents and certifying that the Articles of Incorporation and Bylaws of the Borrower have not been amended or otherwise modified since true and accurate copies of such documents were previously furnished to the Bank.

                  (e) the Agent shall have received the favorable opinion of counsel to Borrower, in form and substance acceptable to the Agent and its counsel;

                  (f) The Agent shall have received the Subsequent Warrant Registration Agreement, duly executed by the Borrower and the Banks.

                  (g) The Agent shall have received Subsequent Warrants, properly completed for each Bank and duly executed by the Borrower and issued to the Banks ratably in accordance with their Revolving Commitment Percentages, containing an exercise price equal to the closing price per share of the Borrower's common stock on the recognized exchange on which such stock is traded at the close of trading on the date of this Amendment.

                  (h) The Agent shall have received all certificates, instruments and other agreements representing or evidencing the Consulting Sale Collateral, together with duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Agent.

                  (i) The Agent shall have received for the ratable benefit of the Banks a non-refundable restructuring fee in the amount of $163,750 (the "Restructuring Fee").

                  (j) The Borrower shall have satisfied such other conditions as specified by the Agent, including payment of all unpaid legal fees and expenses incurred by the Agent and the fees and expenses of Price Waterhouse Coopers, financial consultants to the Banks, in each case through the date of this Amendment in connection with the Credit Agreement, this Amendment and any and all other documents to be executed and delivered by any party in connection with this Amendment (the "Amendment Documents").

Upon the effectiveness of this amendment, the Agent shall distribute the Restructuring Fee to the Banks ratably in accordance with their Revolving Commitment Percentages.

         Section 6. Affirmation; Reaffirmation. The Agent, each Bank and the Borrower each acknowledge and affirm that the Credit Agreement, as hereby amended, is hereby ratified and confirmed in all respects and all terms, conditions and provisions of the Credit Agreement, except as amended by this Amendment, shall remain unmodified and in full force and effect. All references in any document or instrument to the Credit Agreement are hereby amended and shall refer to the Credit Agreement as amended by this Amendment. The Borrower confirms to the Agent and each Bank that the Obligations are and continue to be secured by the security interest granted by the Borrower in favor of the Agent under the Borrower's Security Agreement and all of the terms, conditions, provisions, agreements, requirements, promises, obligations, duties, covenants and representations of the Borrower under such documents and any and all other documents and agreements entered into with respect to the Obligations are incorporated herein by reference and are hereby ratified and affirmed in all respects by the Borrower.

         Section 7. General.

                  (a) As provided in Section 9.2 of the Credit Agreement, the Borrower agrees to reimburse the Agent and each Bank, upon execution of this Amendment, for all reasonable out-of-pocket expenses (including attorney' fees and legal expenses of Dorsey & Whitney LLP, counsel for the Agent and the fees and expenses of PriceWaterhouse Coopers, financial consultants to the Banks) incurred in connection with the Credit Agreement, including in connection with the negotiation, preparation and execution of the Amendment Documents and all other documents negotiated, prepared and executed in connection with the Amendment Documents, and in enforcing the obligations of the Borrower under the Amendment Documents, and to pay and save the Agent and the Banks harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of the Amendment Documents, which obligations of the Borrower shall survive any termination of the Credit Agreement.

                  (b) This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same instrument.

                  (c) Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

                  (d) This Amendment shall be governed by, and construed in accordance with, the internal law, and not the law of conflicts, of the State of Minnesota, but giving effect to federal laws applicable to national banks.

                  (e) This Amendment shall be binding upon the Borrower, the Agent and the Banks and their respective successors and assigns, and shall inure to the benefit of the Borrower, the Agent and the Banks and the successors and assigns of the Agent and the Banks.

         Section 8. General Release. The Borrower hereby releases and discharges the Agent and each Bank, and each of their officers, directors, employees, agents and attorneys, from any and all claims, actions and liabilities of any kind or nature that it or any one claiming through or under the Borrower ever had or may now have, whether now known or hereafter discovered, arising out of or in any way relating to: (i) any lending relationship or loan commitment between the Agent, the Banks and the Borrower prior to the date of this Amendment; (ii) the Loan Documents; or (iii) the negotiations preceding the execution and delivery of this Amendment.



            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.


                                       NORSTAN, INC.


                                       By /s/ Robert J. Vold
                                         ---------------------------------------
                                          Its Treasurer


                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as a Bank and as Agent


                                       By /s/ David C. Larsen
                                         ---------------------------------------
                                          Its VP


                                       HARRIS TRUST AND SAVINGS BANK


                                       By /s/ Lauren M. Powers
                                         ---------------------------------------
                                          Its VP


                                       M&I MARSHALL & ILSLEY BANK


                                       By /s/ John W. Howard
                                         ---------------------------------------
                                          Its VP


                                       By /s/ Doug Pudvah
                                         ---------------------------------------
                                          Its VP


                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION


                                       By /s/ Calvin R. Emerson
                                         ---------------------------------------
                                          Its VP




  [Signature Page to Fifth Amendment to Amended and Restated Credit Agreement]

                                       S-1